Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

ATI Physical Therapy Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Primary Offering

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(2)	457(c)	11,498,401	$1.80(4)	$20,697,121.80	0.0000927	$1,918.62

Secondary Offering

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(3)	457(c)	9,807,085	$1.80(4)	$17,652,753.00	0.0000927	$1,636.41

Fees to Be Paid	Equity	Warrants to purchase Common Stock, par value $0.0001 per share	457(g)	11,498,401	—(5)	—(5)	—(5)	—(5)

	Total Offering Amounts					$38,349,874.80		$3,555.03

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$3,555.03

(1)

In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our common stock, the number of shares of Common Stock, par value $0.0001 per share (the “Common Stock”), registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)

Consists of (i) 5,226,546 shares of Common Stock that may be issued upon exercise of the Series I Warrants (as defined herein) and (ii) 6,271,855 shares of Common Stock issuable upon the exercise of the Series II Warrants (as defined herein).

(3)	Consists of 9,807,085 shares of Common Stock registered for sale by the selling securityholders named in this registration statement.
(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices of the Registrant’s common stock as reported on the New York Stock Exchange on April 6, 2022.

(5)

In accordance with Rule 457(g), the entire registration fee for the Warrants (as defined herein) is allocated to the shares of Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.